LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

    The undersigned hereby makes, constitutes and appoints each of Benjamin R. Clouse or Amy C. Abrams, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

      (1) seek, obtain or maintain filing codes and passwords enabling the undersigned to make electronic filings with the United States

Securities and Exchange Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), including completing, executing and submitting any Form ID (Uniform Application for Access Codes to File on EDGAR) or other application for Edgar access, and any other related agreement, certificate or document;

      (2) prepare, execute, acknowledge, deliver and file Forms 3, 4, and

5 (including any amendments thereto) in accordance with Section 16(a) of the Exchange Act with respect to the securities of

CrossFirst Bankshares, Inc., a Kansas corporation (the "Company"), with the United States Securities and Exchange Commission or any national securities exchange;

      (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and file any Form 144, any Schedule 13D or 13G, or any Form 13-H, to complete and execute any amendment or amendments thereto, and to timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (4) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

      (5) do and perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

      (1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

      (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

      (3) neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

      (4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

      The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall replace all prior powers of attorney relating to the subject hereof and shall remain in full force and effect until i) the undersigned is no longer required to file Forms 144, 3, 4 and 5, any Schedule 13D or 13G or Form 13-H, with respect to the undersigned's holdings of and transactions in securities issued by the Company, or (ii) the aforenamed Mr. Clouse or Ms. Abrams are no longer employed by the Company or its subsidiaries, in which case this Limited Power of Attorney shall automatically terminate (but previous actions shall remain valid) with respect to such attorney-in-fact immediately upon his or her termination of employment, or (iii) this Limited Power of Attorney is earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact. This Limited Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of Kansas, excluding its conflicts of laws principles.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 2nd day of June, 2022.

Signature: /s/ Amy Abrams

Print Name: Amy Abrams